Exhibit 99.1

VICTORY OILFIELD TECH ANNOUNCES ACQUISITION OF OKLAHOMA BASED OIL
FIELD SERVICES COMPANY PRO-TECH HARDBANDING SERVICES, INC.

-- Strategic Purchase of Growing Oil Field Services Company Actively Serving the SCOOP/STACK --

AUSTIN, TX--(August 2, 2018) – Victory Oilfield Tech, Inc. (OTCQB: VYEY) (“Victory” or the “Company”), today announced that it has acquired Oklahoma based oilfield service company Pro-Tech Hardbanding Services, Inc. (“Pro-Tech”). Pro-Tech is expected to generate $2 million of gross revenue this year, which, if achieved, will reflect an increase in revenue from last year. The Pro-Tech acquisition is just one part of Victory’s plan to acquire and grow strategic oilfield services companies in the major oil and gas basins of the United States. Pro-Tech is one of the leading Oklahoma suppliers of the Armacor® MStar amorphous metal hardbanding product line and is well known in the region for its commitment to high quality products and exceptional service. The acquisition allows Victory to more rapidly deliver value to its customers and grow market share for its unique amorphous metal coated product offerings. These products are being designed to reduce overall drag in wellbore curves and laterals to increase the speed of drilling and extend the reach of the rig to enhance well economics.

Kenny Hill, Victory’s Chief Executive Officer, commented, “Stewart Matheson founded Pro-Tech 30 years ago and created a leading provider of hardbanding services in Oklahoma while becoming a widely-respected authority in the industry. He is a steward, innovator, generous giver and cares deeply about the community he serves. We are very excited that Stewart has agreed to stay on as a strategic advisor as we work to expand the Pro-Tech customer base and product and service offerings. Pro-Tech customers can move forward with the knowledge that quality relationships and exceptional service will remain business as usual as we work together to expand Pro-Tech’s offerings beyond hard-banding. We believe that the Pro-Tech acquisition will help us accelerate our business plan and further our ongoing efforts to raise additional capital through our active private placement.”

Victory also expects to further collaborate with Liquidmetal Coatings® to develop other products and distribution channels that can leverage Pro-Tech’s infrastructure and relationships in the oilfield services industry. For example, Victory is actively testing amorphous metal products such as RFID enclosures for production tubing, and mid-pipe coating for the drill string. Drillers testing the mid-pipe coating products estimate a meaningful reduction in drill-string torque and a reduction in friction. The amorphous RFID enclosure also represents an opportunity for drillers to add a tag to tubing products of all kinds, with production tubing being the ideal candidate given the demanding challenges of this application. These additional products are expected to accelerate market share as delivering these technology advances to the oil and gas market represents the next step in the Company’s strategic business plan.

Investor and Media Contact:

Al Petrie Advisors

Wes Harris

281-740-1334

wes@alpetrie.com

Victory Energy Corporation:

Kenneth Hill - Chief Executive Officer

Phone: 512-347-7300

Kenny@vyey.com

About Victory Oilfield Tech

Victory Oilfield Tech (OTCQB: VYEY), is a publicly held oilfield energy-tech products company focused on improving well performance and extending the lifespan of the industry’s most sophisticated and expensive equipment. America’s resurgence in oil and gas production is partially driven by new innovative technologies and processes. The Company exclusively licenses intellectual property related to amorphous metal alloys for use in the global oilfield services industry. Victory’s patented products utilize amorphous coatings designed to cost effectively reduce drill-string torque, friction, wear and corrosion, while not impacting the integrity of the base metal. Current products include solutions for drill-pipe, production tubing, and RFID enclosures, but will be expanded to meet the additional needs of exploration and production customers. Amorphous alloys are mechanically stronger, harder and more corrosion resistant than typical crystalline structure alloys found in the market today. This combination of characteristics creates opportunities for drillers to improve lateral drilling lengths, well completion time and total well costs.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimated,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “project,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are statements regarding the expected revenues and growth of our new subsidiary, Pro-Tech, our expectation that we will be able to make other acquisitions in the oilfield services industry, our expectation that we will be able to grow market share for our amorphous metal products and our ability to develop new products, our expectation that the Pro-Tech acquisition will help us accelerate our business plan and capital raising efforts, our expectation regarding the integration of Pro-Tech’s business and any future acquisitions and our expectations about being able to raise capital to fund our working capital and growth needs and to continue as a going concern. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, including those risks set forth in the Risk Factor sections of our annual and quarterly reports that are filed with the SEC. Many of these risks are beyond the control of the Company. This risks and other factors may cause actual results to differ materially from those implied or expressed by the forward-looking statements and they include, but are not limited to continued operating losses; our ability to continue as a going concern; the competitive nature of our industry; downturns in the oil and gas industry, including the oilfield services business; hazards inherent in the oil and natural gas industry; our ability to realize the anticipated benefits of acquisitions or divestitures; our ability to successfully integrate and manage businesses that we plan to acquire in the future; our ability to grow our oilfield services business; our dependence on key management personnel and technical experts; the impact of severe weather; our compliance with complex laws governing our business; our failure to comply with environmental laws and regulations; the impact of oilfield anti-indemnity provisions enacted by many states; delays in obtaining permits by our future customers or acquisition targets for their operations; our ability to obtain patents, licenses and other intellectual property rights covering our services and products; our ability to develop or acquire new products; our dependence on third parties; and, the results of pending litigation.

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